UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2006

ENTRADE INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-15303	52-2153008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Central Avenue, Northfield, Illinois	60093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 441-6650

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 414a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) (1) On August 3, 2006, Entrade Inc. (the “Company”) filed a Report on Form 8-K announcing that it had, with the approval of the Company’s Audit Committee, terminated the engagement of Blackman Kallick Bartelstein LLP (“BKB”) as the Company’s independent registered public accounting firm (“the August 3, 2006 Report”). The Company further announced that it had engaged Ernst & Young, LLP (“E&Y”) as the Company’s new independent registered public accounting firm to audit the Company’s financial statements for the fiscal years ended 2000 through 2005.

Paragraph 2 of the August 3, 2006 Report is hereby replaced in its entirety with the following:

(2) The Audit Committee recommended and approved the engagement of E&Y. Prior to engaging E&Y as its independent registered public accounting firm, the Company did not consult with or obtain oral approval or written advice from E&Y regarding any of the matters described in Item 304(a)(2)(i) of Regulation S-K or Item 304(a)(2)(ii) of Regulation S-K.

(3) BKB has not issued any reports on the Company’s financial statements for any period. During the years ended December 31, 2005 and December 31, 2004 and through August 3, 2006, there were no disagreements with BKB on any manner of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BKB would have caused it to make reference thereto in connection with its reports on the financial statements for such years, to the extent that it would have issued such reports. During the years ended December 31, 2005 and December 31, 2004 and through August 3, 2006, no “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended were reported to the Audit Committee, except for on March 16, 2006, BKB informed the Audit Committee that it did not believe the Company had effective internal controls and that it would need to expand the scope of its audits. These matters were discussed by BKB and the Audit Committee. In addition, the Company has authorized BKB to respond fully to the inquiries of E&Y.

(4) Management has reported to the Company’s Audit Committee that it has implemented the following actions in response to the internal control matters raised by BKB: a) Hired a qualified Chief Financial Officer, b) Hired additional accounting department personnel, including 2 controllers, c) Instituted additional procedures and controls to identify, record, and disclose transactions with related parties.

(5) The Company has furnished a copy of this Current Report on Form 8-K/A to BKB and requested that BKB furnish the Company with a letter addressed to the Commission stating whether or not it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of such letter is attached as Exhibit 16.1 to this Current Report on Form 8-K/A.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are furnished with this Form 8-K/A.

16.1	Letter from Blackman Kallick Bartelstein LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2006

Entrade Inc.
(Registrant)

/s/ Peter R. Harvey
Peter R. Harvey
President and Chief Executive Officer